April 1, 2002

Mr. Steve Davis
My Personal Salon, Inc.
1407 Broadway, Suite 1206
New York, NY 10018

Re: Our agreement dated April 6, 2001

Dear Steve:

This letter confirms the following:

1     The parties agree to extend the existing agreement for an additional ninety days while they negotiate the terms of a new agreement;

2     During that time REDKEN will not make any further marketing fee contributions;

3     In the event that the parties are unable to reach mutually agreeable terms for a new agreement, the extension may be terminated with one (1) weeks written notice by either party.

We look forward to continuing our relationship with My Personal Salon.

Regards,

/s/ Patrick Parenty

Patrick Parenty
Vice President, General Manager